Exhibit 99.3

HIGHWOODS REALTY LIMITED PARTNERSHIP

Offer to Exchange

Any and All Outstanding 5.85% Notes Due 2017

for

Registered 5.85% Notes Due 2017

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2007, UNLESS EXTENDED BY THE COMPANY (SUCH DATE AND TIME, AS EXTENDED, THE “EXPIRATION DATE”). EXCEPT AS PROVIDED IN THE PROSPECTUS, TENDERED OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

                    , 2007

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Highwoods Realty Limited Partnership (“we” or the “Company”), is offering, upon and subject to the terms and conditions set forth in the prospectus dated                     , 2007 (the “Prospectus”) and the enclosed letter of transmittal (the “Letter of Transmittal”), to holders of our outstanding 5.85% Notes due 2017 (the “Outstanding Notes”) an opportunity to exchange (the “Exchange Offer”) the Outstanding Notes for registered 5.85% Notes due 2017 (the “Exchange Notes”). Exchange Notes will be issued in integral multiples of $1,000.

Upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal, we will exchange any or all of the Outstanding Notes for Exchange Notes.

We are requesting that you contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names, we are enclosing the following documents:

1. Prospectus dated                     , 2007;

2. The Letter of Transmittal for your use and for the information of your clients;

3. The Notice of Guaranteed Delivery;

4. A form of letter that may be sent to your clients for whose account you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. Return envelopes addressed to U.S. Bank National Association, the Exchange Agent for the Exchange Offer.

Except as otherwise provided in the Prospectus, Outstanding Notes tendered before the Expiration Date may be withdrawn at any time prior to the Expiration Date.

If holders wish to participate in the Exchange Offer and such holders’ Outstanding Notes are held by a financial institution that is a participant in The Depository Trust Company (“DTC”) system, the holder may do so through the automated tender offer program of DTC. By participating in the Exchange Offer, tendering holders will agree to be bound by the Letter of Transmittal that we are providing with the Prospectus as though such holder had signed the Letter of Transmittal and the Prospectus.

We will not make any payments to brokers, dealers, or other persons for soliciting acceptances of the Exchange Offer. We may, however, upon request, reimburse brokerage houses and other custodian, nominees and fiduciaries for reasonable and necessary out-of-pocket costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Outstanding Notes held by them as nominee or in a fiduciary capacity and in handling or forwarding tenders for exchange. We will pay or cause to be paid all stock transfer taxes applicable to the exchange of Outstanding Notes in the Exchange Offer, except as set forth in the Letter of Transmittal.

Any requests for additional copies of the enclosed materials should be directed to U.S. Bank National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth below.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

Specialized Finance

60 Livingston Avenue

St. Paul, MN 55104

Mailcode: EP-MN-WS2N

Facsimile: (651) 495-8158 Attn: Specialized Finance	Telephone: (800) 934-6802

Very truly yours,

HIGHWOODS REALTY LIMITED PARTNERSHIP

Nothing herein or in the enclosed documents shall constitute you or any person as an agent of the Company or the Exchange Agent or authorize you or any other person to use any document or make any statements on behalf of either of them with respect to the Exchange Offer, except for statements expressly made in the Prospectus or the Letter of Transmittal.

Enclosures